Exhibit C

Letter of Transmittal

Regarding Limited Liability Company Interests in

iDirect Multi-Strategy Fund, LLC

Tendered Pursuant to the Offer to Purchase
Dated April 17, 2026

This Letter of Transmittal Must Be
Received by iDirect Multi-Strategy Fund, LLC
by May 14, 2026.

The Offer and Withdrawal Rights Will Expire
at 12:00 Midnight, Eastern time, on
May 18, 2026, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

iDirect Multi-Strategy Fund, LLC

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, May 14, 2026.

Overnight Delivery:	Regular Mail:
iDirect Multi-Strategy Fund, LLC	iDirect Multi-Strategy Fund, LLC
225 Pictoria Dr	PO Box 46707
Suite 450	Cincinnati, OH 45246
Cincinnati, OH 45246

For additional information please call 877-562-1686

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Ladies and Gentlemen:

The undersigned hereby tenders to iDirect Multi-Strategy Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interests in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated April 17, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement account, please contact your representative or agent for assistance in completing the transaction documents.

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LETTER OF TRANSMITTAL

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

SSN/TIN:

Telephone Number:

Account Number:

PART 2.	AMOUNT OF LIMITED LIABILITY COMPANY INTERESTS BEING TENDERED:

☐	All of the undersigned’s Shares.

☐	That amount of the undersigned’s Shares having the following dollar value:

Class A Shares $_____________________ Class I Shares $_____________________

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

☐	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PART 3.	SOURCE OF PAYMENT WILL BE CASH UNLESS THE SHAREHOLDER REPRESENTS THAT IT IS A “QUALIFIED PURCHASER” AND IS ELIGIBLE TO RECEIVE ITS REPURCHASE PROCEEDS IN-KIND:

☐	All securities in-kind.[1]

☐	SHAREHOLDER REPRESENTS IT IS A “QUALIFIED PURCHASER” BECAUSE SHAREHOLDER IS:

__________________

[1]	A Shareholder electing to receive the proceeds of all of its tendered Shares in-kind must be a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)).

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	☐	(i) A natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) of the 1940 Act with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the Securities and Exchange Commission;

	☐	(ii) A company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

	☐	(iii) A trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii), or (iv); or

	☐	(iv) A person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

☐	Shareholder further represents that it is eligible to receive each of the securities and that it has the approval of the issuers of each of the securities (i.e., the underlying funds in which the Fund invests).

PART 4.	WIRE INSTRUCTIONS (IRA or retirement account proceeds will be sent to the Custodian)

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

*	For anti-money laundering and account security purposes, the name on the bank account must match the iDirect Multi-Strategy Fund, LLC account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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PART 4.	SIGNATURE(S):

Shareholder Signature

Name of Shareholder:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)
(If two signatures are required, both must sign)
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)

Custodian Signature (for custodial IRA and retirement plan accounts only)

Name of Custodian:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory)

Medallion Signature Guarantee

Overnight Delivery:	Regular Mail:
iDirect Multi-Strategy Fund, LLC	iDirect Multi-Strategy Fund, LLC
225 Pictoria Dr	PO Box 46707
Suite 450	Cincinnati, OH 45246
Cincinnati, OH 45246

For additional information please call 877-562-1686

Please note: IRA and retirement account transaction requests must be signed by the shareholder and the Custodian.

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The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated in Exhibit C.

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